SETTLEMENT AGREEMENT



     THIS AGREEMENT is entered into as of this 30th day of March, 2000 by and between International Gold Corporation, a Nevada corporation (the "Company") and Amerocan Marketing, Inc. ("Amerocan").

                                    RECITALS:

     WHEREAS, Amerocan has either performed certain financial, administrative and managerial services pursuant to respective contractual arrangements, and/or provided advances provided to the Corporation, and/or is owed accrued interest thereto whereby the Company is indebted to Amerocan in the aggregate amount of $87,870.00 for certain financial, administrative and managerial services performed by Amerocan, and/or advances provided by Amerocan, and/or accrued interest on unpaid amounts due to Ameroca thereunder; and

     WHEREAS, the Company is indebted to Amerocan for repayment of such aggregate amount of $87,870.00; and

     WHEREAS, the Company and Amerocan acknowledge that the aggregate amount of $87,870.00 is due and owing Amerocan (the "Debt"); and

     WHEREAS, Intergold Corporation, the Company's parent company agrees to issue to Amerocan 2,929,000 Shares of its restricted common stock at $0.03 per share (the "Shares") as full and complete satisfaction of the Debt pursuant to Intergold Corporation Board of Directors authorized resolutions dated February 16, 2000.


                                    AGREEMENT

     1. The Company's parent company, Intergold Corporation shall issue to Amerocan 2,929,000 restricted common shares in the capital of Intergold Corporation in full and complete satisfaction of the Debt.

     2. Amerocan agrees to accept the issuance and delivery of 2,929,000 Shares in full settlement and satisfaction of the Debt, and further agrees to release and forever discharge the Company from any and all causes of action, debts, sums of money, claims and demands whatsoever, in law or in equity, related to the Debt, which Amerocan now or hereafter can, shall or may have.

     3. Amerocan is aware that the Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"). Amerocan understands that the Shares are being issued in reliance on the exemption from registration provided by Section 4(2) thereunder. Amerocan understands that it may be required to bear the economic risk of this investment for an indefinite period of time because there is currently no trading market for the Shares and the Shares cannot be resold or otherwise transferred unless applicable federal and state securities laws are complied with or exemptions therefrom are available.

     4. Amerocan represents and warrants that the Shares are being acquired solely for Amerocan's own account, for investment purposes only, and not with a view to or in connection with, any resale or distribution. Amerocan understands that the Shares are nontransferable unless the Shares are registered under the Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to the Company is delivered to the Company to the effect that any proposed disposition of the Shares will not violate the registration requirements of the Securities Act and any applicable state securities laws. Amerocan further understands that the Company has no obligations to register the Shares under the Securities Act or to register or qualify the Shares for sale under any state securities laws, or to take any other action, through the establishment of exemption(s) or otherwise, to permit the transfer thereof.

     5. Amerocan has had an opportunity to ask questions of and received answers from the officers, directors and employees of the Company or a person or persons acting on its or their behalf, concerning the financial position of the Company.

     6. This Settlement Agreement shall be effective as of March 30, 2000, and shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors.

                                            INTERNATIONAL GOLD CORPORATION,
                                            a Nevada Corporation



                                            By: /s/ Gary Powers
                                            -------------------
                                            Gary Powers, President


                                            AMEROCAN MARKETING, INC.


                                            By: /s/ Marcus Johnson
                                            ----------------------
                                            Marcus Johnson, President